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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported)     August  4, 2006
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                                BRIGHTPOINT, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

         0-23494                                          35-1778566
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(Commission File Number)                       (IRS Employer Identification No.)


 2601 Metropolis Parkway, Suite, 210 Plainfield, Indiana                46168
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        (Address of Principal Executive Offices)                      (Zip Code)

                                 (317) 707-2355
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 4, 2006, Brightpoint Services, LLC, an Indiana limited liability company ("Brightpoint Services"), a wholly owned subsidiary of Brightpoint North America, L.P. ("Brightpoint NA"), a Delaware Limited Partnership and a subsidiary of Brightpoint, Inc., entered into a Master Services Agreement with T-Mobile USA, Inc. ("T-Mobile") pursuant to which Brightpoint Services will provide a full range of integrated forward logistic services enabling T-Mobile to deliver their wireless devices to their direct and indirect distribution channels, as well as directly to T-Mobile's subscribers in the United States (the "Services") from a dedicated facility leased by Brightpoint Services in Louisville, Kentucky. The parties intend for there to be a launch of the services early in the first quarter of 2007, with the transition of all product volumes from T-Mobile's current eastern distribution center by March 2007. Pursuant to the Master Services Agreement, Brightpoint Services is required to purchase certain personal property, equipment and fixtures in order to provide the Services. In addition, the Master Services Agreement provides that upon its expiration or earlier termination, T-Mobile is required to purchase the personal property, equipment and fixtures upon certain terms and conditions.

The Master Services Agreement has an initial term of three years and shall renew automatically for two additional one-year periods unless either party gives the specified prior written notice. T-Mobile has the right to terminate for convenience upon 180 days prior written notice beginning on September 30, 2008. Prices for the Services are established pursuant to annual budgets to be agreed upon by the parties on or before the effective date of the agreement and, thereafter, on or before September 30 of each year beginning September 30, 2007. The agreement provides for mutual confidentiality, indemnification and non-solicitation obligations. Except in certain specified circumstances, each party's total potential liability arising out of or related to the agreement is subject to an agreed upon maximum amount. Pursuant to the Master Services Agreement, Brightpoint NA unconditionally and irrevocably guarantees full and prompt payment of any amounts due T-Mobile for which Brightpoint Services is liable under the agreement, including pursuant to any indemnification obligations.

In connection with the Master Services Agreement, Brightpoint Services entered into a lease agreement ("Lease") with Louisville United, LLC, a Kentucky limited liability company ("Landlord"), pursuant to which Brightpoint Services will lease approximately 240,000 square feet located at a to-be-built 360,000 square foot one-story warehouse and light industrial building at 6001 Global Distribution Way, Louisville, Kentucky, in GlobalPort Business Park located generally at 5700 Fegenbush Lane, Louisville, Kentucky (the "Premises"). The Lease commences on or about October 1, 2006 (assuming substantial completion of the Premises) and has an initial term of five years, with an option to renew for an additional five-year period. The base monthly rent for the initial lease term is $80,000 ($960,000.00 per annum). The base monthly rent for the extension term is $85,000 per month ($1,020,000 per annum). The Lease also provides for additional payments to be made by Brightpoint Services to cover certain other costs, including real property taxes and common area expenses, which are passed through to Brightpoint Services on a percentage basis. Under the Lease, Brightpoint Services has agreed to indemnify the Landlord in respect of various costs, liabilities and obligations. Upon an uncured breach of the Lease by Brightpoint Services, Landlord has remedies including the right to terminate the Lease and recover all amounts due under the remaining term of the Lease, less any amounts Brightpoint Services can prove were avoidable. Brightpoint NA has guaranteed all obligations of Brightpoint Services under the Lease. The Master Services Agreement contains provisions regarding the assignment and assumption of the Lease upon its expiration or earlier termination.



ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 set forth above and incorporated herein.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              BRIGHTPOINT, Inc.
                                              (Registrant)

                                              By: /s/ Steven E. Fivel
                                                 -------------------------------
                                                 Steven E. Fivel
                                                 Executive Vice President,
                                                 General Counsel and Secretary

Date:  August 8, 2006